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                                                                                                                        Exhibit 12.1

                                                       Commerce Bancorp, Inc.
                                         Computation of Ratio of Earnings to Fixed Changes


                                                              2001        2000        1999         1998        1997
                                                           -----------------------------------------------------------
Earnings:
                              Income before income taxes     151,711     118,402      97,265       68,226      68,123
                                           Fixed charges     205,361     210,450     143,641      131,242     110,866
                                    Capitalized interest
                                                           -----------------------------------------------------------
                                                Earnings     357,072     328,852     240,906      199,468     178,989
                                                           ===========================================================

Fixed Charges:
                                        Interest expense     203,041     208,370     142,081      129,982     109,786
                                    Capitalized interest
                       Interest factor included in rents       2,320       2,080       1,560        1,260       1,080
                                                           -----------------------------------------------------------
                                           Fixed Charges     205,361     210,450     143,641      131,242     110,866
                                                           ===========================================================


                                                           -----------------------------------------------------------
Ratio of Earnings to Fixed Charges including
 interest on deposits                                           1.74        1.56        1.68         1.52        1.61
                                                           ===========================================================



Earnings:
                              Income before income taxes     151,711     118,402      97,265       68,226      68,123
                                           Fixed charges      11,076      25,494      18,511       12,401      11,103
                                    Capitalized interest
                                                           -----------------------------------------------------------
                                                Earnings     162,787     143,896     115,776       80,627      79,226
                                                           ===========================================================

Fixed Charges:
              Interest expense excluding int on deposits       8,756      23,414      16,951       11,141      10,023
                                   Capitalized interest
                       Interest factor included in rents       2,320       2,080       1,560        1,260       1,080
                                                           -----------------------------------------------------------
                                           Fixed Charges      11,076      25,494      18,511       12,401      11,103
                                                           ===========================================================


                                                           -----------------------------------------------------------
Ratio of Earnings to Fixed Charges excluding
 interest on deposits                                          14.70        5.64        6.25         6.50        7.14
                                                           ===========================================================
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